                                                                     Exhibit 4.3
                       [CERTIFICATE]
NUMBER
 PWB              VOID AFTER ______, 2002

                           [LOGO]
          PIRANHA INTERACTIVE PUBLISHING, INC.(R)

REDEEMABLE CLASS B WARRANT             REDEEMABLE CLASS B WARRANT
TO PURCHASE COMMON STOCK                  TO PURCHASE ONE SHARE
                                             OF COMMON STOCK

                                            CUSIP 724251 12 9


This Warrant Certificate certifies that, FOR VALUE RECEIVED

[BLANK AREA]

or registered assigns (the "Registered Holder") is the owner of a number of Class B Warrants specified above. Each Class B Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value ("Common Stock"), of Piranha Interactive Publishing, Inc., a Nevada corporation (the "Company"), at any time between ___________, 1997 and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $8.75 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

        This Warrant Certificate and each Class B Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated _____________, 1997 by and among the Company, the Warrant Agent and D.H. Blair Investment Banking Corp.

        In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Class B Warrant represented hereby are subject to modification or adjustment.

        Each Class B Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Class B Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Class B Warrants.


        REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF, SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.
        This Warrant Certificate shall not be valid unless manually countersigned by the Warrant Agent.
        IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officers, and the corporate seal hereunto affixed.

COUNTERSIGNED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
                        AS WARRANT AGENT

BY: ____________________________________
                    AUTHORIZED SIGNATURE


[PIRANHA INTERACTIVE PUBLISHING, INC.
CORPORATE SEAL
1996
NEVADA]

PIRANHA INTERACTIVE PUBLISHING, INC.

By:                                     By:
/s/ Timothy M. Brannan                  /s/ J. Wade Stallings
 CHAIRMAN OF THE BOARD                      VICE PRESIDENT
    AND PRESIDENT                           AND SECRETARY

                    PIRANHA INTERACTIVE PUBLISHING, INC.(R)

        The Term "Expiration Date" shall mean 5:00 P.M. (New York time) on _______________, 2002, or such earlier date as the Class B Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean
5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.
        The Company shall not be obligated to deliver any securities pursuant to the exercise of the Class B Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Class B Warrants are outstanding. The Class B Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.
        This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Class B Warrants, each of such new Warrant Certificates to represent such number of Class B Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any applicable transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Class B Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.
        Prior to the exercise of any Class B Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.
        The Class B Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.05 per Class B Warrant at any time after __________________, 1997 provided the Market Price (as defined in the Warrant Agreement) for the Common Stock shall exceed $12.25 per share for any 30 consecutive trading days ending within 15 days of the notice of redemption. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Class B Warrants represented hereby except to receive the $.05 per Class B Warrant upon surrender of this Warrant Certificate.
        Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Class B Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice of the contrary.
        The Company has agreed to pay a fee of 5% of the Purchase Price upon certain conditions as specified in the Warrant Agreement upon the exercise of the Class B Warrants represented hereby.
        This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.


                              ELECTION TO EXERCISE
                 (To be executed upon exercise of the Warrant)

        The undersigned hereby irrevocably elects to exercise _______ Class B Warrants and to purchase _______ Shares of Common Stock and herewith tenders in payment for such Shares of Common Stock $________ in lawful money of the United States of America, in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares of Common Stock be registered and delivered as follows:

           ---------------------------------------------------------
                                      Name

           ---------------------------------------------------------
                                    Address

           ---------------------------------------------------------
                        Delivery Address (if different)

If such number of Shares of Common Stock is less than the aggregate number of Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Shares of Common Stock be registered and delivered as follows:

           ---------------------------------------------------------
                                      Name

           ---------------------------------------------------------
                                    Address

           ---------------------------------------------------------
                        Delivery Address (if different)


---------------------------------         --------------------------------------
Social Security or Other Taxpayer                        Signature
 Identification Number of Holder
                                          Note: The above signature must
                                          correspond with the name as written
                                          upon the face of this Warrant
                                          Certificate in every particular,
                                          without alteration or enlargement or
                                          any change whatsoever. In addition,
                                          the signature of the holder hereof
                                          must be guaranteed.

        The undersigned represents that the exercise of the Class B Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by D.H. Blair Investment Banking Corp. or D.H. Blair & Co., Inc.

                                          --------------------------------------
                                          (Name of NASD Member)
Dated:
      ----------------------------------  --------------------------------------
                                          --------------------------------------
                                          --------------------------------------
                                          (Address)

                                          --------------------------------------
                                          (Taxpayer Identification Number)

                                          --------------------------------------
                                          Signature Guaranteed

                                          --------------------------------------

                                   ASSIGNMENT
            (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate)

        For Value Received, the undersigned registered holder hereby sells, assigns and transfers unto

           ---------------------------------------------------------
                                Name of Assignee

           ---------------------------------------------------------
                              Address of Assignee

of the Class B Warrants represented by this Warrant Certificate, together with all right, title and interest therein, and does irrevocably constitute and appoint attorney,
----------------------------------------------------------------------
to transfer this Warrant Certificate on the books of the Company, with full power of substitution.

---------------------------------         --------------------------------------
            Dated                                      Signature

                                          Note: The above signature must
                                          correspond with the name as written
                                          upon the face of this Warrant
                                          Certificate in every particular,
                                          without alteration or enlargement or
                                          any change whatsoever. In addition,
                                          the signature of the holder hereof
                                          must be guaranteed.
---------------------------------
Social Security or Other Taxpayer
 Identification Number of Holder

Signature(s) Guaranteed:


-------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.